UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  July 24, 2017

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

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(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, Sarah Johnson was appointed to the Company’s Board of Directors.

Ms. Johnson is currently the Global Buying Manager at Columbia Sportswear of Portland, Oregon. Ms. Johnson has significant experience in supply chain management and best practices, including the planning and implementation of improvements to both the manufacturing and supply processes. Prior to being named Global Buying Manager, she was a Business Process Analyst and Senior Global Buyer at Columbia which included working with International vendors, principally in Asia and Canada. Ms. Johnson is a graduate of Gonzaga University in Spokane, Washington.

Due to the present limitation of a fixed number of Directors approved at the Company’s most recent Annual Meeting of shareholders, Adrian Russell-Falla has agreed to resign from the Company’s Board of Directors to accommodate the appointment of Sarah Johnson. Mr. Russell-Falla will transition into an advisory position with the Company until the next Annual Meeting of Shareholders. At that time management will ask shareholders to authorize additional directors which will permit Mr. Russell-Falla to rejoin the Company’s Board of Directors.

Ms. Johnson qualifies as an “Independent” Director, and has been appointed to the Company’s Compensation Committee. With her appointment and Mr. Russell-Falla’s resignation, the Compensation Committee will continue to consist of three independent Directors and the Board Chair. The Audit Committee will consist of two independent Directors. The Company will appoint a third independent Director to the Audit Committee at the next Annual General Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.
Date: July 27, 2017	By: /s/ “Charles Hopewell” Name: Charles Hopewell, Title: President/Chief Executive Officer/CFO/Director